Exhibit 99.1

Citius Pharmaceuticals, Inc. Reports Fiscal Second Quarter 2025 Financial Results and Provides Business Update

CRANFORD, N.J., May 14, 2025 -- Citius Pharmaceuticals, Inc. ("Citius Pharma" or the "Company") (Nasdaq: CTXR), a biopharmaceutical company dedicated to the development and commercialization of first-in-class critical care products today reported business and financial results for the fiscal quarter ended March 31, 2025.

“As we continue to focus on the planned launch of our first FDA-approved product, LYMPHIR, through Citius Oncology, we are actively engaged in securing the necessary financing to advance our launch strategy in the coming months, as well as exploring strategic partners for Citius Oncology,” said Leonard Mazur, Chairman and CEO of Citius Pharmaceuticals and Citius Oncology.

“We are also in the process of preparing a submission to the FDA that reflects the valuable feedback we received from the agency concerning clinical efficacy, safety data, and in-vitro data. This submission is a key step toward supporting a future New Drug Application (NDA) for our Mino-Lok program. As a reminder, our Phase 3 Trial, which was completed last year, met its primary endpoints,” added Mazur.

“During the quarter, we took deliberate steps to strengthen our financial position, including completing a registered direct offering and leveraging our existing at-the-market sales agreement to ensure capital flexibility. We also amended our license agreement with Eisai to align our payment obligations with our commercialization timeline. With these efforts underway, we believe we are positioned to deliver long-term value to patients and shareholders alike,” concluded Mazur.

FISCAL SECOND QUARTER 2025 Financial Results:

Liquidity

During the six months ended March 31, 2025, the Company received net proceeds of $6 million from the issuance of equity. On April 2, 2025, the Company closed on a registered direct offering to an institutional investor of our common stock and pre-funded warrants to purchase common stock. The net proceeds to the Company from the offering were approximately $1.735 million, after deducting placement agent fees and other offering expenses payable by the Company.

As of March 31, 2025, the Company had $26,410 in cash and cash equivalents and 8,760,649 common shares outstanding excluding the April 2, 2025 financing. Citius Pharma will need to secure additional capital to support operations beyond May 2025.

Until Citius Oncology raises adequate capital through equity financings from outside investors and/or generates revenue from the future sales of LYMPHIR, Citius Pharma plans to continue to fund Citius Oncology. Citius Oncology has also retained Jefferies LLC as its exclusive financial advisor to evaluate strategic alternatives aimed at maximizing stockholder value.

Research and Development (R&D) Expenses

R&D expenses were $3.8 million for the quarter ended March 31, 2025, as compared to $3.6 million for the quarter ended March 31, 2024. For the six months ended March 31, 2025, R&D expenses were $5.9 million, as compared to $6.3 million during the six months ended March 31, 2024. R&D expenses primarily reflect LYMPHIR-related costs.

Research and development costs for LYMPHIR were $5.3 during the six months ended March 31, 2025, as compared to $3.2 million for the six months ended March 31, 2024. The $2.1 million increase in expenses was primarily due to costs associated with the expense of a drug substance batch needed for the pre license inspection of the manufacturer.

R&D expenses related to Mino-Lok decreased due to completion of the Phase 3 trial. There were no Halo Lido R&D expenses during the quarter, and $11 thousand was recorded for the six months ended March 31, 2025.

We expect that research and development expenses will continue to decrease in fiscal 2025 as we continue to focus on the commercialization of LYMPHIR and because we have completed the Phase 3 trial for Mino-Lok.

General and Administrative (G&A) Expenses

G&A expenses were $4.8 million for the quarter ended March 31, 2025, as compared to $4.3 million for the quarter ended March 31, 2024. For the six months ended March 31, 2025, G&A expenses were $10.2 million, as compared to $7.9 million for the six months ended March 31, 2024. The increase was primarily due to higher costs for pre-launch commercial activities associated with LYMPHIR. General and administrative expenses consist primarily of compensation costs, professional fees for legal, regulatory, accounting, and corporate development services, and investor relations expenses.

Stock-based Compensation Expense

For the quarter ended March 31, 2025, stock-based compensation expense was $2.7 million, as compared to $3.1 million for the quarter ended March 31, 2024. For the six months ended March 31, 2025, stock-based compensation expense was $5.2 million, as compared to $6.1 million for the six months ended March 31, 2024. Stock-based compensation expense is primarily related to the Citius Oncology stock plans. The decrease compared to the prior year is due to lower costs associated with the Citius Pharma stock plans.

Net loss

Net loss was $11.5 million, or ($1.27) per share, for the quarter ended March 31, 2025, as compared to a net loss of $8.5 million, or ($1.34) per share, for the quarter ended March 31, 2024, as adjusted for the reverse stock split. The increase in net loss was due to a $2.6 million decrease in other income, offset by the increase in general and administrative expenses and research and development expenses.

For the six months ended March 31, 2025, we incurred a net loss of $21.8 million, as compared to a net loss of $17.8 million for the six months ended March 31, 2024. The $4.0 million increase in the net loss was primarily due to the increase of $2.2 million in general and administrative expenses and the decrease in other income of $2.9 million, partially offset by lower research and development expense and lower stock-based compensation expense.

About Citius Pharmaceuticals, Inc.

Citius Pharma is a biopharmaceutical company dedicated to the development and commercialization of first-in-class critical care products. In August 2024, the FDA approved LYMPHIR™, a targeted immunotherapy for an initial indication in the treatment of cutaneous T-cell lymphoma. Citius Pharma's late-stage pipeline also includes Mino-Lok®, an antibiotic lock solution to salvage catheters in patients with catheter-related bloodstream infections, and CITI-002 (Halo-Lido), a topical formulation for the relief of hemorrhoids. A Pivotal Phase 3 Trial for Mino-Lok and a Phase 2b trial for Halo-Lido were completed in 2023. Mino-Lok met primary and secondary endpoints of its Phase 3 Trial. Citius Pharma is actively engaged with the FDA to outline next steps for both programs. Citius Pharma owns 92% of Citius Oncology. For more information, please visit www.citiuspharma.com.

Forward-Looking Statements

This press release may contain "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such statements are made based on our expectations and beliefs concerning future events impacting Citius Pharma. You can identify these statements by the fact that they use words such as "will," "anticipate," "estimate," "expect," "plan," "should," and "may" and other words and terms of similar meaning or use of future dates. Forward-looking statements are based on management's current expectations and are subject to risks and uncertainties that could negatively affect our business, operating results, financial condition and stock price. Factors that could cause actual results to differ materially from those currently anticipated, and, unless noted otherwise, that apply to Citius Pharma are: our need for substantial additional funds and our ability to raise additional money to fund our operations beyond May 2025 and for at least the next 12 months as a going concern; our ability to commercialize LYMPHIR, including covering the costs of licensing payments, product manufacturing and other third-party goods and services, through our majority-owned subsidiary and any of our other product candidates that may be approved by the FDA; our ability to maintain compliance with Nasdaq’s continued listing standards; our ability to obtain, perform under and maintain financing and strategic agreements and relationships; the estimated markets for our product candidates and the acceptance thereof by any market; the ability of our product candidates to impact the quality of life of our target patient populations; risks related to research using our assets but conducted by third parties; risks relating to the results of research and development activities, including those from our existing and any new pipeline assets; our dependence on third-party suppliers; our ability to procure cGMP commercial-scale supply; uncertainties relating to preclinical and clinical testing; the early stage of products under development; market and other conditions; risks related to our growth strategy; patent and intellectual property matters; our ability to identify, acquire, close and integrate product candidates and companies successfully and on a timely basis; government regulation; competition; as well as other risks described in our Securities and Exchange Commission (“SEC”) filings. These risks have been and may be further impacted by any future public health risks. Accordingly, these forward-looking statements do not constitute guarantees of future performance, and you are cautioned not to place undue reliance on these forward-looking statements. Risks regarding our business are described in detail in our SEC filings which are available on the SEC’s website at www.sec.gov, including in Citius Pharma’s Annual Report on Form 10-K for the year ended September 30, 2024, filed with the SEC on December 27, 2024, as amended on January 27, 2025, Citius Pharma’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2025, filed with the SEC on May 14, 2025, and as updated by our subsequent filings with the SEC. These forward-looking statements speak only as of the date hereof, and we expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in our expectations or any changes in events, conditions or circumstances on which any such statement is based, except as required by law.

Investor Contact:

Ilanit Allen

ir@citiuspharma.com

908-967-6677 x113

Media Contact:

STiR-communications

Greg Salsburg

Greg@STiR-communications.com

-- Financial Tables Follow –

CITIUS PHARMACEUTICALS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

	March 31,	September 30,
	2025	2024
ASSETS
Current Assets:
Cash and cash equivalents	$26,410	$3,251,880
Inventory	15,339,253	8,268,766
Prepaid expenses	3,008,791	2,700,000
Total Current Assets	18,374,454	14,220,646

Operating lease right-of-use asset, net	922,099	246,247

Deposits	38,062	38,062
In-process research and development	92,800,000	92,800,000
Goodwill	9,346,796	9,346,796
Total Other Assets	102,184,858	102,184,858

Total Assets	$121,481,411	$116,651,751

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$9,368,234	$4,927,211
License payable	28,400,000	28,400,000
Accrued expenses	8,779,244	17,027
Accrued compensation	3,184,066	2,229,018
Operating lease liability	145,098	241,547
Total Current Liabilities	49,876,642	35,814,803

Deferred tax liability	7,242,280	6,713,800
Operating lease liability - noncurrent	786,697	21,318
Total Liabilities	57,905,619	42,549,921

Commitments and Contingencies

Stockholders’ Equity:
Preferred stock - $0.001 par value; 10,000,000 shares authorized; no shares issued and outstanding	-	-
Common stock - $0.001 par value; 16,000,000 shares authorized; 8,760,649 and 7,247,243 shares issued and outstanding at March 31, 2025 and September 30, 2024, respectively	8,761	7,247
Additional paid-in capital	282,705,620	271,440,421
Accumulated deficit	(222,054,969)	(201,370,218)
Total Citius Pharmaceuticals, Inc. Stockholders’ Equity	60,659,412	70,077,450
Non-controlling interest	2,916,380	4,024,380
Total Equity	63,575,792	74,101,830

Total Liabilities and Equity	$121,481,411	$116,651,751

Reflects a 1-for-25 reverse stock split effective November 25, 2024.

CITIUS PHARMACEUTICALS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE THREE AND SIX MONTHS ENDED MARCH 31, 2025 AND 2024

(Unaudited)

	Three Months Ended		Six Months Ended
	March 31,	March 31,	March 31,	March 31,
	2025	2024	2025	2024
Revenues	$—	$—	$—	$—

Operating Expenses
Research and development	3,766,525	3,605,898	5,893,563	6,227,808
General and administrative	4,792,122	4,285,911	10,179,874	7,946,639
Stock-based compensation – general and administrative	2,702,031	3,078,392	5,226,855	6,136,577
Total Operating Expenses	11,260,678	10,970,201	21,300,292	20,311,024

Operating Loss	(11,260,678)	(10,970,201)	(21,300,292)	(20,311,024)

Other Income
Interest income	13,413	182,205	36,021	435,843
Gain on sale of New Jersey net operating losses	—	2,387,842	—	2,387,842
Total Other Income	13,413	2,570,047	36,021	2,823,685

Loss before Income Taxes	(11,247,265)	(8,400,154)	(21,264,271)	(17,487,339)
Income tax expense	264,240	144,000	528,480	288,000

Net Loss	$(11,511,505)	$(8,544,154)	$(21,792,751)	$(17,775,339)
Net loss attributable to non-controlling interest	595,000	—	1,108,000	—

Net loss applicable to common stockholders	(10,916,505)	(8,544,154)	(20,684,751)	(17,775,339)

Net Loss Per Share - Basic and Diluted	$(1.27)	$(1.34)	$(2.58)	$(2.79)

Weighted Average Common Shares Outstanding
Basic and diluted	8,581,207	6,362,890	8,029,834	6,360,551

Reflects a 1-for-25 reverse stock split effective November 25, 2024.

CITIUS PHARMACEUTICALS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE SIX MONTHS ENDED MARCH 31, 2025 AND 2024

(Unaudited)

	2025	2024
Cash Flows From Operating Activities:
Net loss	$(21,792,751)	$(17,775,339)
Adjustments to reconcile net loss to net cash used in operating activities:
Stock-based compensation expense	5,226,855	6,136,577
Issuance of common stock for services	-	174,225
Amortization of operating lease right-of-use assets	110,845	101,921
Depreciation	-	1,157
Deferred income tax expense	528,480	288,000
Changes in operating assets and liabilities:
Inventory	(7,070,487)	-
Prepaid expenses	(308,791)	(1,124,618)
Accounts payable	4,441,023	(257,827)
Accrued expenses	8,762,217	(325,096)
Accrued compensation	955,048	(1,033,907)
Operating lease liability	(117,767)	(106,414)
Net Cash Used In Operating Activities	(9,265,328)	(13,921,321)

Cash Flows From Financing Activities:
Net proceeds from common stock offerings	6,039,858	-
Net Cash Provided By Financing Activities	6,039,858	-
Net Change in Cash and Cash Equivalents	(3,225,470)	(13,921,321)
Cash and Cash Equivalents - Beginning of Period	3,251,880	26,480,928
Cash and Cash Equivalents - End of Period	$26,410	$12,559,607
Supplemental Disclosures of Cash Flow Information and Non-cash Transactions:
Operating lease right-of-use asset and liability recorded	$786,697	$—